UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) November 15, 2022

Bright Health Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40537	47-4991296
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive Suite 900, Minneapolis, Minnesota	55437
Address of Principal Executive Office	(Zip Code)
(612) 238-1321
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BHG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2022, Bright Health Group, Inc., (the "Company") issued a press release announcing, among other things, that it will focus on delivering affordable healthcare to aging and underserved populations through its fully aligned care model in Florida, Texas and California, and that it will no longer offer Individual and Family Plan products through Bright HealthCare in 2023, or Medicare Advantage products outside of California. As a result of these strategic changes, the Company approved a plan to restructure its workforce and reduce expenses based on its updated business model. In light of the need to retain key employees during this significant transformation, on November 15, 2022, the Compensation and Human Capital Committee of the Board of Directors of the Company approved a broad-based retention program for such employees comprised of an aggregate of approximately 27.4 million restricted stock units (“RSU”) to be granted on January 3, 2023. In accordance with the rules of Item 5.02 of Form 8-K, the Company is disclosing two specific grants below:

Name	Restricted Stock Units
G. Mike Mikan, Chief Executive Officer and President	7,624,696
Catherine R. Smith, Chief Financial and Administrative Officer	2,806,312

Upon vesting, each RSU represents the right to receive one share of the Company’s common stock. The RSUs will be granted under the Company’s 2021 Omnibus Incentive Plan (the “Plan”). Subject to the terms and conditions of the Plan and the applicable award agreement, 100% of the RSUs will vest on the second anniversary of the grant date, subject to such award recipient remaining continuously employed by the Company through the such vesting date.

The foregoing description of the RSU awards does not purport to be complete and is qualified in its entirety by reference to the Form of Restricted Stock Unit Award Agreement (2022), which is attached as Exhibit 10.1 to this report and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Agreement under the Bright Health Group, Inc. 2021 Omnibus Incentive Plan (2022)
104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHT HEALTH GROUP, INC.

Date:	November 21, 2022	By:	/s/ Jeff Craig
		Name:	Jeff Craig
		Title:	General Counsel and Corporate Secretary